UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Malaysia Pro-Guardians Security Management Corporation
(Exact name of registrant as specified in its charter)

Nevada	33-1219511
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

136-40 39th Avenue, Suite 6B
Garden Plaza
Flushing, NY	11354
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act::

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☐

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: ___________________________(if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

Common stock, $.001 par value
(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

The description of the Common Stock of the Company is set forth under the caption “Description of Securities to be Registered” in the Company’s Registration Statement on Form S-1 (File No. 333- 172114) filed with the Securities and Exchange Commission on February 8, 2011, as amended (the “Registration Statement”), and in the prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.

Item 2. Exhibits.

Exhibit Number	Description
3.1	Articles of Incorporation (1)

3.2	By-Laws (1)

(1)	Incorporated herein by reference from the Registrant’s Form S-1 Registration Statement filed with the Securities and Exchange Commission (File No. 333- 172114) filed with the Securities and Exchange Commission on February 8, 2011. Such exhibits are incorporated by reference pursuant to Rule 12b-32.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Malaysia Pro-Guardians Security Management Corporation

Dated: November 13, 2015	By: /s/ Hua Fung Chin
Hua Fung Chin
Its: President